Exhibit 26(h) i. n. n3.

SCHEDULE A

Effective as of May 1, 2006, this Schedule A is hereby amended as follows:

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies

•

•

•

•

C.M. Life Variable Life Separate Account 1 Established February 2, 1995		T. Rowe Price Equity Series, Inc.
	Survivorship Variable Universal Life II	• T. Rowe Price Mid-Cap Growth Portfolio
• T. Rowe Price Blue Chip Growth Portfolio
• T. Rowe Price Equity Income Portfolio

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies

T. Rowe Price Equity Series, Inc.

• T. Rowe Price Mid-Cap Growth Portfolio

	Variable Universal Life	• T. Rowe Price Blue Chip Growth Portfolio

• T. Rowe Price Equity Income Portfolio

T. Rowe Price Equity Series, Inc.

• T. Rowe Price Mid-Cap Growth Portfolio

	Survivorship Variable Universal Life	• T. Rowe Price Blue Chip Growth Portfolio

• T. Rowe Price Equity Income Portfolio

IN WITNESS HEREOF, C.M. Life Insurance Company, T. Rowe Price Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 1st day of June, 1998.

COMPANY:	C.M. LIFE INSURANCE COMPANY By its authorized officer

	By:	/s/ Melissa Milan
	Title:	Sr. Vice President
	Date:	19 Dec. 2006

FUND:	T. ROWE PRICE EQUITY SERIES, INC. By its authorized officer

	By:	/s/ Henry H. Hopkins
	Title:	Henry H. Hopkins Vice President
	Date:	1/9/07

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC. By its authorized officer

	By:	/s/ Darrell N. Braman
Darrell N. Braman
	Title:	Vice President
	Date:	1/8/07